UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2025

SONDER HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39907	85-2097088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco, California		94108

(Address of principal executive offices)		(Zip Code)

(617) 300-0956

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreements

On April 11, 2025, Sonder Holdings Inc. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”), with certain qualified institutional buyers or accredited investors (each a “Purchaser” and, collectively, the “Purchasers”) whereby the Company issued and sold an aggregate of 17.98 million shares (the “Preferred Shares”) of Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), at a purchase price of $1.00 per share, resulting in aggregate gross proceeds to the Company of $17.98 million (such offering, the “Preferred Financing”). The terms of the Preferred Shares are identical to the outstanding shares of Series A Preferred Stock, which are described in the Company’s Registration Statement on Form S-1 (File No. 333-284891), which description is incorporated by reference herein.

Under the Securities Purchase Agreements, the Purchasers each agreed that the Preferred Shares collectively will be immediately convertible into up to 19.99% of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on April 11, 2025. The Securities Purchase Agreements require the Company to hold a special meeting of stockholders within 30 calendar days after the Company has filed its Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) for the purpose of obtaining stockholder approval of a proposal to approve the issuance of the shares of Common Stock issuable upon conversion of the Preferred Shares in accordance with Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq” and, such proposal, the “Nasdaq Proposal”) and a proposal to increase the number of authorized shares of Common Stock to 210,921,255 shares (the “Authorized Share Proposal” and, such approvals for the Nasdaq Proposal and the Authorized Share Proposal collectively, the “Stockholder Approval”). The Purchasers also agreed that, among other things, until the Stockholder Approval is obtained, they will attend any meeting of stockholders for the purposes of establishing a quorum, abstain from voting their Preferred Shares (or any Common Stock issued upon conversion thereof) on such matters; provided, however, they will vote in favor of the Authorized Share Proposal to the maximum extent allowable under Nasdaq rules. Following receipt of Stockholder Approval, the Preferred Shares will be fully convertible into shares of Common Stock and will vote on all applicable matters in accordance with the Certificate of Designation of Powers, Preferences and Rights of the Series A Preferred Stock (the “Certificate of Designation”).

The Securities Purchase Agreements also require the Company to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), within 30 calendar days of the filing of the 2024 Form 10-K with respect to the resale of shares of Common Stock receivable upon conversion of the Preferred Shares.

Francis Davidson, the Company’s Chief Executive Officer and a Director on the Company’s Board of Directors, entered into a Securities Purchase Agreement with the Company as part of the Preferred Financing, pursuant to which Mr. Davidson purchased $595,000 in the Preferred Financing. Mr. Davidson has agreed that he may not convert any of his Preferred Shares to Common Stock prior to the Company’s receipt of the Stockholder Approval.

To the extent the Purchasers do not already have such right, the Securities Purchase Agreements grant the Purchasers the right to purchase up to 25% of any equity offering until August 13, 2029 (a “Subsequent Financing”). The Purchasers are entitled to participate on a pro-rata basis (determined by their proportionate ownership of the Common Stock assuming conversion of their shares of Series A Preferred Stock) at a purchase price equal to 75% of the purchase price of any other investor in such Subsequent Financing.

The Securities Purchase Agreements contain customary representations, warranties and covenants of the Company and the Purchasers.

The Preferred Shares were issued and sold in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

The foregoing summary of the Securities Purchase Agreements is qualified in its entirety by the full text of the Form of Securities Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Voting Support Agreement

In connection with the Preferred Financing, on April 11, 2025, the Company entered into an agreement with stockholders representing approximately 58% of the Company’s outstanding voting power prior to the Preferred Financing, pursuant to which the stockholder parties thereto agreed to, among other things, vote in favor of the Nasdaq Proposal and the Authorized Share Proposal.

The foregoing summary of the Voting Support Agreement is qualified in its entirety by the full text of the Form of Voting Support Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Consent, Waiver and Sixth Amendment to Note and Warrant Purchase Agreement

On April 11, 2025, the Company entered into the Waiver, Consent and Sixth Amendment (the “NPA Amendment”), by and among the Company, the subsidiary note obligors party thereto (together with the Company, the “Note Obligors”), the subsidiary guarantors party thereto (the “Guarantors”), the investors party thereto (the “Investors”) and Alter Domus (US) LLC, as collateral agent (“Agent”), which modifies that certain Note and Warrant Purchase Agreement, dated as of December 10, 2021 by and among the Note Obligors, the guarantors party thereto from time to time, and the investors party thereto from time (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Note Purchase Agreement”), and the subordinated secured notes issued pursuant to the Note Purchase Agreement (the “Notes”).

Among other things, the NPA Amendment provides for (a) certain waivers in connection with the consummation of the transactions contemplated by the Securities Purchase Agreements, (b) the cancellation of an amount equal to 15% of the sum of the aggregate principal amount of the Notes and accrued but unpaid interest on the Notes as of the amendment date, (c) a reduction in the interest rate applicable to the Notes, (d) an extension of the option to pay interest in kind and (e) amendments to certain covenants under the Note Purchase Agreement.

In connection with the Company’s entrance into the NPA Amendment, the Company issued warrants to the Investors to purchase an aggregate of up to 5 million shares of the Common Stock at $1.00 per share (collectively, the “NPA Warrants”). Each NPA Warrant will become exercisable after the Company obtains Stockholder Approval and will be exercisable thereafter until April 11, 2030. The exercise price of the NPA Warrants is subject to adjustment in the event of stock dividends, stock splits, stock combinations, reorganizations or similar events affecting the Common Stock. Subject to limited exceptions, a holder of the NPA Warrants will not have the right to exercise any portion of its NPA Warrant if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The foregoing summary of the NPA Amendment and the NPA Warrants are qualified in their entirety by the full text of the NPA Amendment and the Form of NPA Warrant attached as Exhibit 10.3 and Exhibit 4.1, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Consent, Waiver and Sixth Amendment to Loan and Security Agreement

On April 11, 2025, the Company entered into the Consent, Waiver and Sixth Amendment to Loan and Security Agreement (the “SVB Amendment”), by and among the Company, certain of its domestic subsidiaries party thereto, as co-borrowers (together with the Company, the “Borrowers”), and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), as lender, which modifies that certain Loan and Security Agreement, dated as of December 21, 2022, by and among the Borrowers and SVB (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

Among other things, the SVB Amendment provides for (a) certain waivers in connection with the consummation of the transactions contemplated by the Securities Purchase Agreements, (b) the reduction of the revolving line of credit from $60.0 million to $35.0 million, and (c) amendments to certain of the covenants under the Loan Agreement.

The foregoing summary of the SVB Amendment is qualified in its entirety by the full text of the SVB Amendment attached as Exhibit 10.4 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Securities Purchase Agreements is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Prior to the consummation of the Preferred Financing, on April 11, 2025, the holders of 70% of the shares of Series A Preferred Stock approved an amendment to the Certificate of Designation to increase the number of authorized shares of Series A Preferred Stock from 43.30 million to 61.28 million, consented to the transactions contemplated by the Securities Purchase Agreements and approved matters related to the Preferred Financing and the issuance of the Warrants that were subject to certain provisions in the Certificate of Designation. After obtaining such approval, the Company filed a Certificate of Amendment to the Certificate of Designation to increase the number of authorized shares of Series A Preferred Stock from 43.3 million to 61.28 million.

The foregoing summary of the Certificate of Amendment to the Certificate of Designation is subject to the full terms of the Certificate of Amendment to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

The information set forth under Item 1.01 and 5.03 of this Current Report on Form 8-K relating to the Securities Purchase Agreements and the Certificate of Amendment to the Certificate of Designation is incorporated herein by reference.

Item 7.01 Regulation FD

On April 11, 2025, the Company issued a press release announcing the closing of the Preferred Financing the NPA Amendment, and the receipt of $7.5 million related to the second portion of key money under the license agreement dated August 13, 2024 with Marriott International, Inc. and Global Hospitality Licensing S.A.R.L. (collectively, “Marriott” and the receipt of money the “Marriott Funding”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events

On April 11, 2025, the Company received the Marriott Funding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation of Powers, Preferences and Rights of Series A Convertible Preferred Stock of Sonder Holdings Inc.
4.1*	Form of Common Stock Purchase Warrant
10.1*	Form of Securities Purchase Agreement
10.2	Form of Voting Support Agreement
10.3	Waiver, Consent and Sixth Amendment to Note Purchase Agreement, dated as of April 11, 2025, by and among Sonder Holdings Inc., its subsidiaries party thereto, the investors party thereto and Alter Domus (US) LLC
10.4*	Waiver, Consent and Sixth Amendment to Loan and Security Agreement, dated as of April 11, 2025, by and among Sonder Holdings Inc., its subsidiaries party thereto and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company
99.1	Press release dated April 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: April 14, 2025	By:	/s/ Michael Hughes
	Name:	Michael Hughes
	Title:	Chief Financial Officer